Exhibit 8.1
May 25, 2011
Exterran Partners, L.P.
16666 Northchase Drive
Houston, Texas 77060

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Exterran Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale by the Partnership of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus dated March 18, 2010 (the “Prospectus”) and a Prospectus Supplement dated May 25, 2011 (the “Prospectus Supplement”) forming part of the Registration Statement on Form S-3 (the “Registration Statement”). In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Tax Consequences” in the Prospectus and the Prospectus Supplement.
     All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus and (ii) as of the effective date of the Prospectus Supplement in both cases qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).
     We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law	First City Tower, 1001 Fannin Street, Suite 2500, Houston, TX 77002-6760
Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London	Tel 713.758.2222 Fax 713.758.2346 www.velaw.com
Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington